Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Blake Holcomb,
October 1, 2021	Director of Investor Relations
and Corporate Planning
Tel: +1 713.939.0047, Ext. 6364
Blake_Holcomb@dril-quip.com

Dril-Quip, Inc. Announces Departure of Chief Financial Officer

HOUSTON – Dril-Quip, Inc. (NYSE: DRQ) (the “Company” or “Dril-Quip”) announced today that Raj Kumar, Vice President and Chief Financial Officer, has resigned his position with Dril-Quip effective November 1, 2021 to take another opportunity and will assist in a smooth transition of his duties. The Company has engaged an executive search firm to conduct a search for its next Chief Financial Officer.

Blake DeBerry, Dril-Quip’s Chief Executive Officer, commented, “I appreciate Raj’s involvement in all of our recent successful transformation efforts, and on behalf of the board and executive team, I want to thank him for his service and contributions to Dril-Quip. We wish him all the best in his future endeavors. We have a strong finance team in place, and I am confident that they will continue driving our financial functions until our next Chief Financial Officer is appointed.”

About Dril-Quip

Dril-Quip is a leading manufacturer of highly engineered onshore and offshore drilling and production equipment that is particularly well suited for use in deep water, harsh environments, and severe service applications. www.dril-quip.com

https://www.linkedin.com/company/dril-quip

Investor Relations Contact

Blake Holcomb – Director of Investor Relations and Corporate Planning

(713) 939-0047 x 6364

Blake_Holcomb@dril-quip.com